As filed with the Securities and Exchange Commission on June 6, 2011
Registration Statement No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
INSULET CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	04-3523891
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
9 Oak Park Drive
Bedford, Massachusetts 01730
(781) 457-5000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Duane DeSisto
President and Chief Executive Officer
Insulet Corporation
9 Oak Park Drive
Bedford, Massachusetts 01730
(781) 457-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:

Raymond C. Zemlin, Esq.
James P. Barri, Esq.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109
(617) 570-1000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered	to be Registered(1)	Price per Share(2)	Offering Price	Fee
Common Stock, par value $0.001 per share	1,197,631	$19.28	$23,090,325.68	$2,680.79
Series A Junior Participating Cumulative Preferred Stock Purchase Rights(3)	(3)	(3)	(3)	(3)

(1)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers such additional shares of common stock as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices for the common stock of Insulet Corporation as reported on June 3, 2011 on The NASDAQ Global Market.

(3)	Includes the rights to purchase Series A Junior Participating Cumulative Preferred Stock, par value $0.001 per share, of the registrant that are attached to all shares of common stock issued pursuant to the terms of the registrant’s Stockholder Rights Agreement dated November 14, 2008, as amended on September 25, 2009. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates for the common stock and will be transferred with and only with such common stock. Because no separate consideration is paid for the rights, the registration fee therefore is included in the fee for common stock.

PROSPECTUS

1,197,631 Shares

Common Stock

This prospectus relates to the potential resale, from time to time, of up to 1,197,631 shares of our common stock previously issued to the selling stockholders named in the section entitled “Selling Stockholders” of this prospectus. We are filing the registration statement, of which this prospectus is a part, at this time to fulfill contractual obligations under the agreement and plan of merger we entered into on June 1, 2011 with Nectar Acquisition I Corporation, Neighborhood Holdings, Inc. and the subsidiaries of Neighborhood Holdings, Inc.

The Selling Stockholders may sell the shares of our common stock described in this prospectus in a number of different ways and at varying prices. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. We will not receive any proceeds from any sale of the shares of our common stock to be registered hereunder. The Selling Stockholders will receive all of the net proceeds from the sale of such shares.

Our common stock trades on The NASDAQ Global Market under the symbol “PODD.” On June 3, 2011, the last reported sale price of our common stock on The NASDAQ Global Market was $18.97 per share.

Investing in shares of our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus and under similar headings in any applicable prospectus supplement, any related free writing prospectus and the documents that are incorporated by reference into this prospectus and any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 6, 2011

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a resale registration statement that we filed with the Securities and Exchange Commission, or the SEC, under which the Selling Stockholders named under the caption “Selling Stockholders” in this prospectus, and as supplemented by any applicable prospectus supplement, may sell some or all of their shares of our common stock from time to time in one or more transactions. This prospectus provides you with a general description of the method in which the Selling Stockholders may sell such shares of our common stock. A prospectus supplement may add, update or change information contained in this prospectus.

We and the Selling Stockholders have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any relevant free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Stockholders are offering to sell, and soliciting offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, any applicable prospectus supplement and any relevant free writing prospectus, as well as the information we file with the SEC and incorporated by reference in this prospectus and any applicable prospectus supplement, is accurate only as to the date of the document, regardless of the time of delivery of the prospectus, any applicable prospectus supplement or of any sale of the common stock.

You should carefully read this prospectus, any applicable prospectus, any related free writing prospectus and any documents that are incorporated by reference into this prospectus and any applicable prospectus supplement. These documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information.”

Unless expressly stated otherwise, all references in this prospectus to “the Company,” “Insulet,” “we,” “us,” “our” or similar references mean Insulet Corporation and its subsidiaries on a consolidated basis. References to “Neighborhood Diabetes” refer to Neighborhood Holdings, Inc., a Delaware corporation, and its subsidiaries on a consolidated basis, which we acquired on June 1, 2011. The term “Selling Stockholders” refers to the selling stockholders named in this prospectus under the caption “Selling Stockholders.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and therein contain, or will contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including those related to our recently announced acquisition of Neighborhood Diabetes. We may, in some cases, use words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “target,” “will,” “would” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

•	our historical operating losses;

•	our dependence on the OmniPod System;

•	our ability to achieve and maintain market acceptance of the OmniPod System;

•	our ability to increase customer orders and manufacturing volume;

•	our ability to decrease manufacturing costs and improve our margins;

•	adverse changes in general economic conditions;

•	potential adverse effects of healthcare reform legislation;

•	our ability to raise additional funds in the future;

•	our ability to anticipate and effectively manage risks associated with doing business internationally, particularly in China;

•	our dependence on third-party manufacturers and suppliers;

•	our ability to obtain favorable reimbursement from third-party payors for the OmniPod System and potential adverse changes in reimbursement rates or policies relating to the OmniPod;

•	potential adverse effects resulting from competition;

•	technological innovations adversely affecting our business;

•	potential termination of our license to incorporate a blood glucose meter into the OmniPod System;

•	our ability to protect our intellectual property and other proprietary rights;

•	conflicts with the intellectual property of third parties;

•	adverse regulatory or legal actions relating to the OmniPod System;

•	the potential violation of federal or state laws prohibiting “kickbacks” and false and fraudulent claims or adverse effects of challenges to or investigations into our practices under these laws;

•	product liability lawsuits that may be brought against us;

•	unfavorable results of clinical studies relating to the OmniPod System or the products of our competitors;

•	our ability to expand and maintain our customer base;

•	our ability to attract and retain key personnel;

•	our ability to manage our growth;

•	potential adverse effects of any acquisitions or investments;

•	our ability to maintain compliance with the restrictions and covenants related to our indebtedness;

•	our ability to successfully maintain effective internal controls;

•	our ability to successfully manage and integrate the business acquired from Neighborhood Diabetes;

•	our ability to obtain consent and waivers to change of control provisions in Neighborhood Diabetes’ agreements with certain of its key partners;

•	our ability to successfully compete in the lines of business in which Neighborhood Diabetes is engaged that are new to us;

•	the volatility of the price of our common stock;

•	and other risks and uncertainties described in “Risk Factors,” including those related to the acquisition of Neighborhood Diabetes and the risks related to the business of Neighborhood Diabetes included in our Current Report on Form 8-K dated June 1, 2011, and in our Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the SEC on March 10, 2011.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements.

ABOUT INSULET CORPORATION

We are a medical device company that develops, manufactures and markets an innovative, discreet and easy-to-use insulin infusion system for people with insulin-dependent diabetes. Our proprietary OmniPod Insulin Management System, or OmniPod System, which consists of our OmniPod disposable insulin infusion device and our handheld, wireless Personal Diabetes Manager, is the only commercially-available insulin infusion system of its kind. Conventional insulin pumps require people with insulin-dependent diabetes to learn to use, manage and wear a number of cumbersome components, including up to 42 inches of tubing. In contrast, the OmniPod System features only two discreet, easy-to-use devices that eliminate the need for a bulky pump, tubing and separate blood glucose meter, provide for virtually pain-free automated cannula insertion, communicate wirelessly and integrate a blood glucose meter. We believe that the OmniPod System’s unique proprietary design offers significant lifestyle benefits to people with insulin-dependent diabetes.

The U.S. Food and Drug Administration, or FDA, approved the OmniPod System in January 2005. In October 2005, we shipped our first commercial OmniPod System. We have progressively expanded our marketing efforts from an initial focus in the Eastern United States to having availability of the OmniPod System in the entire United States. In January 2010, we entered into a five year distribution agreement with Ypsomed Distribution AG, or Ypsomed, to become the exclusive distributor of the OmniPod System in eleven countries, subject to approved reimbursement. Through our partnership with Ypsomed, the OmniPod System is now available in seven markets, namely Germany, the United Kingdom, France, the Netherlands, Sweden, Norway and Switzerland. We expect that Ypsomed will begin distribution of the OmniPod System, subject to approved reimbursement, in the other markets under the agreement in the last half of 2011 and 2012. In February 2011, we entered into a distribution agreement with GlaxoSmithKline Inc., or GSK, to become the exclusive distributor of the OmniPod System in Canada. We expect that GSK will begin distributing the OmniPod System in Canada, subject to approved reimbursement, in the next few months. We focus our sales initiatives towards key diabetes practitioners, academic centers and clinics specializing in the treatment of diabetes patients, as well as individual diabetes patients. In May 2011, we submitted a Form 510K with the FDA to request approval of our next generation OmniPod System. The new OmniPod is approximately a third smaller in size, 25% lighter in weight and a third less expensive for us to produce. Once approved, we expect to transition our customer base over a six to twelve month period to the next generation OmniPod.

Insulet Corporation is a Delaware corporation formed in 2000. Our principal executive offices are located at 9 Oak Park Drive, Bedford, Massachusetts 01730, and our telephone number is (781) 457-5000. Our website address is http://www.insulet.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider it part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010 and described in our Current Report on Form 8-K dated June 1, 2011, which are on file with the SEC and are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock registered hereunder by the Selling Stockholders.

SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time of up to a total of 1,197,631 shares of our common stock by the Selling Stockholders. Pursuant to the terms of the agreement and plan of merger, dated June 1, 2011, that we entered into with Nectar Acquisition I Corporation, a Delaware corporation and wholly-owned subsidiary (the “Merger Sub”), Neighborhood Diabetes and the subsidiaries of Neighborhood Diabetes, we issued a total of 1,197,631 shares of our common stock to the stockholders of Neighborhood Diabetes as partial consideration to acquire Neighborhood Diabetes (the “Acquisition”) and filed a registration statement on Form S-3, of which this prospectus constitutes a part, to permit the Selling Stockholders to resell to the public the shares of our common stock issued to them in connection with the Acquisition.

The following table, which was prepared based on information supplied to us by the Selling Stockholders, sets forth the names of the Selling Stockholders, the number of shares of common stock owned by each selling stockholder as of June 1, 2011 after giving effect to the Acquisition and the number of shares to be offered by the Selling Stockholders pursuant to this prospectus. The table also provides information regarding the beneficial ownership of our common stock by the Selling Stockholders as adjusted to reflect the assumed sale of the shares offered under this prospectus.

The number of shares disclosed in the table below as “beneficially owned” are those beneficially owned as determined under the rules of the SEC. Such information is not necessarily indicative of ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.

The percentage of beneficial ownership is based on 47,229,107 shares of voting common stock outstanding on June 1, 2011 after giving effect to the Acquisition. Unless otherwise indicated and subject to community property laws where applicable, the Selling Stockholders named in the following table have, to their knowledge, sole voting and investment power with respect to the shares beneficially owned by each of them.

	Beneficial Ownership			Beneficial Ownership
	Prior to Offering		Number of	after Offering
	Number of		Shares	Number of
	Shares of		Offered in	Shares of
Name of Selling Stockholders	Common Stock	Percentage	this Offering	Common Stock	Percentage

William D. Haylon(1)	238,396	0.5%	238,396	0	0%
Thomas C. Cronin(2)	238,396	0.5%	238,396	0	0%
Louis R. Belmonte, Jr.	129,211	0.3%	129,211	0	0%
Kathleen Belmonte(3)	129,211	0.3%	129,211	0	0%
Jeffrey Jacobs	23,483	0.0%	23,483	0	0%
Salix Ventures II, L.P.(4)	419,074	0.9%	419,074	0	0%
Salix Affiliates II, L.P.(5)	19,860	0.0%	19,860	0	0%

(1)	Following the consummation of the merger of Neighborhood Diabetes with a subsidiary of ours on June 1, 2011, William D. Haylon continued in his position as Chairman of Neighborhood Diabetes. Mr. Haylon had no prior affiliations with us.

(2)	Following the consummation of the merger of Neighborhood Diabetes with a subsidiary of ours on June 1, 2011, Thomas C. Cronin continued in his position as Chief Executive Officer of Neighborhood Diabetes. Mr. Cronin had no prior affiliations with us.

(3)	Following the consummation of the merger of Neighborhood Diabetes with a subsidiary of ours on June 1, 2011, Kathleen Belmonte continued in her position as Chief Operating Officer of Neighborhood Diabetes. Ms. Belmonte had no prior affiliations with us.

(4)	Salix Ventures II, L.L.C. controls Salix Ventures II, L.P. (the “Fund”) as the general partner of the Fund. Christopher Grant, Jr., is the managing member of Salix Ventures II, L.L.C. (the “Parent Fund”). As the general partner of the Fund, the Parent Fund may be deemed to beneficially own the reported shares. As the managing member of the Parent Fund, Mr. Grant, Jr. may also be deemed to beneficially own these shares. Mr. Grant, Jr.’s beneficial ownership could be viewed to also include the shares identified as being held by Salix Affiliates II, L.P. See footnote (5) for additional information.

(5)	Salix Partners II, L.L.C. controls Salix Affiliates II, L.P. (the “Fund”) as the general partner of the Fund. Christopher Grant, Jr., is the managing member of Salix Partners II, L.L.C. (the “Parent Fund”). As the general partner of the Fund, the Parent Fund may be deemed to beneficially own the reported shares. As the managing member of the Parent Fund, Mr. Grant, Jr. may also be deemed to beneficially own these shares. Mr. Grant, Jr.’s beneficial ownership could be viewed to also include the shares identified as being held by Salix Ventures II, L.P. See footnote (4) for additional information.

PLAN OF DISTRIBUTION

The Selling Stockholders may sell, transfer or otherwise dispose of any or all of their shares of common stock listed elsewhere in this prospectus from time to time on The NASDAQ Global Market, any other exchange or automated interdealer quotation system on which the shares of our common stock are then listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale or at negotiated prices. Any child, spouse, or trust for the benefit, of a selling stockholder or, in the case of a partnership, limited liability company or corporation, in which the selling stockholder is a partner, member or stockholder, who are pledgees, donees, transferees, or other successors in interest of any of the named Selling Stockholders that received shares of common stock from a named selling stockholder as a non-sale-related transfer after the date of this prospectus may also use this prospectus and are included when we refer to “Selling Stockholders” in this prospectus. Without limiting the foregoing, Selling Stockholders may sell the shares of common stock by one or more of the following methods:

•	block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the shares are listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the shares are listed or to or through a market maker other than on that stock exchange;

•	through the writing or settlement of options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	privately negotiated transactions, directly or through agents;

•	through the distribution of the shares by any selling stockholder to its partners, members or stockholders;

•	by pledge to secure debts or other obligations;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and one or more of the Selling Stockholders to sell a specified number of the shares at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The Selling Stockholders may also transfer the shares of our common stock by gift.

The Selling Stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares of our common stock. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of our common stock at a stipulated price per security. If the broker-dealer is unable to sell shares acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The Selling Stockholders may also sell the shares in accordance with Rule 144 under the Securities Act rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these shares to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one of one or more derivative securities which require the delivery to such broker-dealers or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions. Neither the delivery of any prospectus, or any prospectus supplement, nor any other action taken by a selling stockholder or any purchaser relating to the purchase or sale of shares under this prospectus shall be treated as an admission that any of them is an “underwriter” within the meaning of the Securities Act relating to the sale of any shares. The Selling Stockholders may agree to indemnify any agent, broker or dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

The Selling Stockholders and other persons participating in the sale or distribution of the shares of our common stock will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, which may include Regulation M. This regulation may limit the timing of purchases and sales of any of the shares by the Selling Stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

We have agreed to indemnify the Selling Stockholders, any underwriter and their respective officers, directors, employees, agents and representatives, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against specified liabilities, including liabilities under the federal securities laws. The Selling Stockholders have agreed to indemnify us (and our officers, directors, employees, agents and representatives), any underwriter or other selling stockholder (and their respective officers, directors, employees, agents and representatives) and each person who controls any of them, against specified liabilities arising from information provided by the Selling Stockholder for use in this prospectus, including liabilities under the federal securities laws.

The shares of our common stock offered hereby were originally issued to the Selling Stockholders pursuant to an exemption from the registration requirements of the Securities Act. We agreed to register the shares under the Securities Act, and, subject to certain limitations, to keep the registration statement of which this prospectus is a part effective, as to any selling stockholder, until the earlier of (i) the first anniversary of the closing date of the Acquisition pursuant to which the Selling Stockholders acquired their shares of our common stock registered hereunder or (2) such time as all of the shares of our common stock registered hereby are no longer held by the Selling Stockholders or certain permitted transferees. Other than expenses incurred by the Selling Stockholders, we have agreed to bear all reasonable expenses incurred in connection with the registration of the common stock offered by the Selling Stockholders. We have also agreed to reimburse the Selling Stockholders for any underwriting discounts and commissions in connection with one underwritten offering of their shares of our common stock registered hereby.

The aggregate proceeds to the Selling Stockholders from the sale of common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We can not assure you that the Selling Stockholders will sell all or any portion of the shares of our common stock offered hereby. Once sold under the registration statement of which this prospectus forms a part, the shares of our common stock will be freely tradable in the hands of persons other than our affiliates.

To the extent required in connection with any sale, transfer or other disposition by a selling stockholder, this prospectus may be amended or supplemented on a continual basis to describe:

•	a specific plan of distribution;

•	the names of the Selling Stockholders;

•	the aggregate number of shares to be sold;

•	the purchase price;

•	the public offering price;

•	if applicable, the names of any underwriter, agent or broker-dealer;

•	the names of any agents, dealer or underwriter;

•	any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation); and

•	other facts material to the transaction.

In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of our internal controls over financial reporting as of December 31, 2010, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The consolidated financial statements of Neighborhood Diabetes as of June 30, 2010 and 2009 and for each of the three years in the period ended June 30, 2010, incorporated in this prospectus and elsewhere in this registration statement by reference to our Current Report on Form 8-K dated June 1, 2011 filed with the SEC, have been audited by Cowan Bolduc Doherty LLC, independent public accounting firm, as stated in its report with respect thereto also incorporated in this prospectus by reference to such Current Report.

LEGAL MATTERS

Goodwin Procter LLP, Boston, Massachusetts has passed upon the validity of the securities offered by this prospectus. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with them. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede the information in this prospectus, any supplement and the documents listed below. Our SEC file number is 001-33462. We incorporate by reference the specific documents listed below.

•	Quarterly Report on Form 10-Q for the three months ended March 31, 2011, which was filed with the SEC on May 10, 2011;

•	Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the SEC on March 10, 2011;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2010 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on March 11, 2011;

•	Current Reports on Form 8-K (other than information furnished and not filed), which were filed with the SEC on January 10, 2011 and May 6, 2011;

•	The description of our common stock contained in the registration statement on Form 8-A, which was filed on May 11, 2007, and all amendments and reports updating such description; and

•	The description of our preferred stock purchase rights contained in the registration statement on Form 8-A, which was filed on November 20, 2008 and amended registration statement on Form 8-A/A, which was filed on September 28, 2009, and all amendments and reports updating such description.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus (other than information furnished pursuant to Item 2.01, Item 7.01 or Item 8.01 of Form 8-K), until we have sold all of the shares of our common stock to which this prospectus relates or the offering is otherwise terminated shall also be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. Any statement contained in this prospectus or in a previously filed document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in (1) this prospectus, (2) any applicable prospectus supplement or (3) any other subsequently filed document that is or was deemed to be incorporated by reference herein or therein, modifies or supersedes such statement this prospectus or in any other subsequently filed document that also is or was deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with any applicable prospectus supplement, any relevant free writing prospectus we have filed or may file with the SEC and any information in the documents incorporated by reference in this prospectus or any applicable prospectus supplement.

Upon oral or written request and at no cost to the requester, we will provide to any person, including a beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). All requests should be made to: Insulet Corporation, 9 Oak Park Drive, Bedford, Massachusetts 01730, Attn: Secretary. Telephone requests may be directed to the Secretary at (781) 457-5000. You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement or any relevant free writing prospectus authorized for use in connection with the proposed offering. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any applicable prospectus supplement, any relevant free writing prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We file our annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy the materials we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC’s Internet site at http://www.sec.gov.

Our website is http://www.insulet.com. We make our annual reports, quarterly reports, current reports, and proxy statements available free of charge on our website as soon as reasonably practicable as we file these reports with the SEC. Information contained on, or accessible through, the website is not incorporated herein or a part of this prospectus, except as explicitly incorporated by reference in “Incorporation of Documents by Reference.”

INSULET CORPORATION

Common Stock

PROSPECTUS

June 6, 2011

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$2,681
Accountants’ fees and expenses	25,000
Legal fees and expenses	60,000
Transfer agent fees and expenses	5,000
Printing expenses	10,000
Miscellaneous	5,000

TOTAL	$107,681

Item 15.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the Delaware General Corporation Law, our Eighth Amended and Restated Certificate of Incorporation, or certificate of incorporation, includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (4) for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, our Amended and Restated By-laws, or by-laws, provide that (1) we are required to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (2) we may indemnify other employees as set forth in the Delaware General Corporation Law, (3) we are required to advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, and may do so for our executive officers and (4) the rights conferred in our by-laws are not exclusive.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees with respect to which we may have indemnification obligations.

The indemnification provisions in our certificate of incorporation, by-laws and the indemnification agreements entered into between us and each of our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act.

We have obtained liability insurance for our officers and directors.

Item 16.	Exhibits and Financial Statement Schedules.

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Commonwealth of Massachusetts, on June 6, 2011.

INSULET CORPORATION

By:	/s/ Duane DeSisto
Duane DeSisto
President and Chief Executive Officer

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Duane DeSisto and Brian Roberts as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on June 6, 2011.

Signature	Title

/s/ Duane DeSisto Duane DeSisto	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Brian Roberts Brian Roberts	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Charles Liamos Charles Liamos	Chief Operating Officer and Director

/s/ Sally Crawford Sally Crawford	Director

/s/ Ross Jaffe, M.D. Ross Jaffe, M.D.	Director

/s/ Steven Sobieski Steven Sobieski	Director

/s/ Regina Sommer Regina Sommer	Director

Joseph Zakrzewski	Director

EXHIBIT INDEX

Exhibit
No.		Description

1.1		The form of any underwriting agreement will be filed as an exhibit to a Current Report of Insulet Corporation on Form 8-K and incorporated herein by reference
3.1		Eighth Amended and Restated Certificate of Incorporation(1)
3.3		Amended and Restated Bylaws(1)
4.1		Specimen Stock Certificate(2)
4.2		Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Insulet Corporation classifying and designating the Series A Junior Participating Cumulative Preferred Stock(3)
4.3		Shareholder Rights Agreement, dated as of November 14, 2008, between Insulet Corporation and Registrar and Transfer Company, as Rights Agent(3)
4.4		Amendment, dated September 25, 2009, to Shareholder Rights Agreement, dated as of November 14, 2008, between Insulet Corporation and Computershare Trust Company, N.A., as Rights Agent(4)
4.5		Merger Agreement, dated as of June 1, 2011, among Insulet Corporation, Nectar Acquisition I Corporation, Neighborhood Holdings Inc. and its subsidiaries and the Stockholders’ Representative(5)
*5	.1	Opinion of Goodwin Procter LLP
*23	.1	Consent of Ernst & Young LLP
*23	.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
*23	.3	Consent of Cowan Bolduc Doherty LLC
*24	.1	Power of Attorney (contained in signature page)

*	Filed herewith.

(1)	Incorporated by reference from our registration statement on Form S-8 (Registration No. 333-144636) filed July 17, 2007.

(2)	Incorporated by reference from our Amendment No. 2 to our registration statement on Form S-1 (Registration No. 333-140694) filed April 25, 2007.

(3)	Incorporated by reference from our Form 8-A filed November 20, 2008.

(4)	Incorporated by reference from our Form 8-A/A filed September 28, 2009.

(5)	Incorporated by reference from our Current Report on Form 8-K dated June 1, 2011.